THIRD AMENDMENT TO FOURTH AMENDED AND
RESTATED LOAN AGREEMENT

	THIS THIRD AMENDMENT (this "Amendment") to the Fourth Amended and Restated Loan Agreement is entered into as of the 31st day of March, 1998, by and between The Huntington National Bank (the "Bank") as lender, and Intrenet, Inc. (the "Borrower"), and
Advanced Distribution System, Inc., Eck Miller Transportation Corporation, INET Logistics, Inc., Mid-Western Transport, Inc., Roadrunner Enterprises, Inc., Roadrunner Trucking, Inc.,
Roadrunner Distribution Services, Inc. and Roadrunner
International Services, Inc. (herein collectively referred to as the "Subsidiaries"; the Borrower and the Subsidiaries are herein collectively and separately referred to as a "Company" or the "Companies", as borrowers.

RECITALS:

	A.	On or about January 15, 1996, the Companies (with the
exception of INET Logistics, Inc.) and the Bank executed a certain Fourth Amended and Restated Loan Agreement that was amended by a certain First Amendment to Fourth Amended and Restated Loan Agreement between the Companies (with the exception of INET Logistics, Inc.) and the Bank dated as of March 31, 1996, and by a certain Second Amendment to Fourth
Amended and Restated Loan Agreement dated as of March 7, 1997
(collectively, the "1996 Loan Agreement"), setting forth the terms of certain extensions of credit to the Companies; and

	B.	In connection with the 1996 Loan Agreement, the Companies
executed and delivered to the Bank certain other loan documents, promissory notes, amendments to open-end mortgages, assignment of rents and security agreements, consents, assignments, security agreements, agreements, instruments and financing statements in connection with the indebtedness referred to in the 1996 Loan Agreement (all of the foregoing, together with the 1996 Loan Agreement, are hereinafter collectively referred to as the "1996 Loan Documents") (the 1996 Loan Documents together with the 1988 Loan Documents, the 1989 Loan Documents, the 1991
Loan Documents and the 1993 Loan Documents (as those terms are defined in the 1996 Loan Agreement) are hereinafter collectively referred to as the "Loan Documents"); and

	C.	 The Companies have requested that the Bank amend and modify certain terms in the 1996 Loan Agreement, and the Bank is willing to do so upon the terms and conditions contained herein.

	NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

	1.	Definitions.  All capitalized terms not otherwise defined
herein shall have the meanings ascribed to them in the 1996 Loan
Agreement.

	2.	Section 1.1, "Revolving Loan," of the 1996 Loan Agreement is
hereby amended to recite in its entirety as follows:

		1.1	Revolving Loan.

				The Bank agrees to extend credit to the Companies pursuant
to a revolving credit facility up to the maximum principal
amount of $28,000,000.00 (herein referred to as the "Revolving
Loan"), subject to paragraphs 1.3 and 1.4 below and to the terms and conditions of this Agreement; provided, however, that the outstanding principal balance of the Revolving Loan, plus the aggregate outstanding stated amounts of the Letters of Credit
(as defined below) shall never exceed $28,000,000.00.  The
outstanding principal of the Revolving Loan may be increased and decreased an unlimited number of times prior to January 1, 2000
(the Revolving Loan Termination Date").  The Companies' right to obtain advances pursuant to the Revolving Loan shall terminate on, and the unpaid principal balance plus all accrued interest on the Revolving Loan shall be due and payable on, the Revolving
Loan Termination Date; provided, however, that the Bank shall have no obligation to advance or re-advance any sums pursuant to the Revolving Loan at any time when there exists any set of
facts or circumstances that, by itself, upon the giving of
notice, the lapse of time, or any one or more of the foregoing, would constitute an Event of Default under this Agreement.

	3.	The first, second and third paragraphs of Section 1.6,
"Lending Formula," of the 1996 Loan Agreement are hereby amended to recite as follows:

				The aggregate stated amount outstanding pursuant to the
Letters of Credit plus the aggregate unpaid principal balance of the Revolving Loan shall not exceed (a) 80% of the Companies'
"Eligible Accounts," plus (b) 70% of the Companies' "Eligible
Unbilled Accounts," plus (c) the lesser of up to 50% of
"Eligible Maintenance Inventory" or $1,000,000.00 (collectively the "Borrowing Base"), as defined below.

				The term "Eligible Unbilled Accounts" means the portion of
the Companies' unbilled accounts (excluding any unbilled
accounts of Advanced Distribution System, Inc.) that the Bank determines in good faith from time to time, based on credit
policies, market conditions, the Companies' business or the
creditworthiness of the Companies' account debtors is eligible for use in calculating the Borrowing Base.  Without limiting the
Bank's right to determine which unbilled accounts are Eligible
Unbilled Accounts, no unbilled account will be eligible for use in calculating the Borrowing Base, unless, at a minimum, such unbilled account is an unbilled account arising in the ordinary course of the Companies' business owing to the Companies
(excluding sales or other taxes) from a party (the "Account
Debtor") which meets all the following requirements until it is lawfully invoiced to the Account Debtor (a) the account arises from the Companies' completed performance of services that have not yet been invoiced to the Account Debtor; (b) not more than
15 days have elapsed from the dispatch date, as indicated in the end of month accrual report; (c) the unbilled account is not subject to any prior assignment, claim, lien, security interest, setoff, credit, contra account, allowance, adjustment, levy, return of goods, or discount; (d) the unbilled account did not arise from a transaction with a person, corporation or entity affiliated with the Companies; (e) the Companies have not
received notice of bankruptcy or insolvency of the Account
Debtor; (f) the unbilled account is not evidenced by any chattel paper, promissory note, payment instrument or written agreement;
(g)except for unbilled accounts that arise from an Account
Debtor whose mailing address or executive office is located in
Canada (other than the province of Quebec) and that do not arise from a contract with any government or agency thereof or from a consumer, the unbilled account does not arise from an Account
Debtor whose mailing address or executive office is located
outside the United States; (h) the unbilled account does not arise from an Account Debtor who has more than 20% of its
accounts with the Companies more than 45 days past due; and (i)
the Bank has not notified the Companies that the unbilled
account or the Account Debtor is unsatisfactory or unacceptable
(although the Bank reserves the right to do so in good faith and in its sole discretion at any time).

				The term "Eligible Accounts" means the portion of the
Companies' accounts that the Bank determines in good faith from time to time, based on credit policies, market conditions, the
Companies' business or the creditworthiness of the Companies'
account debtors is eligible for use in calculating the Borrowing
Base.  Without limiting the Bank's right to determine which
accounts are Eligible Accounts, no account will be eligible for use in calculating the Borrowing Base, unless, at a minimum, such account is an account arising in the ordinary course of the
Companies' business owing to the Companies (excluding sales or other taxes) from a party (the "Account Debtor" ) which meets all the following requirements until it is collected in full:
(a) the account is due and payable not more than 15 days from the date of the invoice therefor and is not more than 45 days past-due; (b) the account arises from the Companies' completed performance of services that have been lawfully invoiced to the
Account Debtor; (c) the account is not subject to any prior
assignment, claim, lien, security interest, setoff, credit,
contra account, allowance, adjustment, levy, return of goods, or discount; (d) the account did not arise from a transaction with a person, corporation or entity affiliated with the Companies;
(e) the Companies have not received notice of bankruptcy or
insolvency of the Account Debtor; (f) the account is not
evidenced by any chattel paper, promissory note, payment
instrument or written agreement; (g) except for accounts that arise from an Account Debtor whose mailing address or executive office is located in Canada (other than the province of Quebec)
and that do not arise from a contract with any government or agency thereof or from a consumer, the account does not arise from an Account Debtor whose mailing address or executive office is located outside the United States; (h) the account does not arise from an Account Debtor who has more than 20% of its
accounts with the Companies more than 45 days past due; (i) the account does not arise from an Account Debtor to whom the
Company has determined to ship goods on a "cash on delivery" or
C.O.D. basis, unless the Bank determines in its sole discretion that said account is acceptable and (j) the Bank has not
notified the Companies that the account or the Account Debtor is unsatisfactory or unacceptable (although the Bank reserves the right to do so in good faith and in its sole discretion at any time).

	The remainder of Section 1.6, "Lending Formula," of the 1996 Loan Agreement shall remain as originally written.

	4.	Section 2.1, "Prime Commercial Rate," of the 1996 Loan
Agreement is hereby amended to recite in its entirety as follows:

		2.1	Prime Commercial Rate.

				Subject to the provisions of this Agreement, the Companies,
jointly and severally, agree to pay to the Bank interest (a) on all Prime Rate Advances under the Revolving Loan from the date such advances are made until paid in full, and (b) on the unpaid balance of Prime Rate Advances under the Term Loan, at a
variable rate of interest per annum equal to the Prime
Commercial Rate, from time to time in effect, plus the
applicable Prime Margin.

				Interest shall be calculated on a 360 day year basis and
shall be based on the actual number of days which elapse during the interest calculation period.

				"Prime Commercial Rate" as used herein shall mean the rate
established by the Bank from time to time based on its
consideration of economic, money market, business and
competitive factors, and it is not necessarily the Bank's most favored rate.  Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the Loan calculated with reference to the
Prime Commercial Rate shall change automatically without notice to the Companies immediately with each change in the Prime
Commercial Rate.

				"Prime Margin" as used herein shall mean (i) zero, in
respect of the Revolving Loan, and (ii) 25 basis points, in
respect of the Term Loan.

				"Prime Rate Advance" shall mean any amount borrowed as part
of the Loan that bears interest at a rate calculated with
reference to the Prime Commercial Rate.

	5.	A new Section 2.2, entitled "Eurodollar Rate," is hereby
added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.2. 	 Eurodollar Rate.

				Subject to the provisions of this Agreement, the Companies
from time to time prior to the Term Loan Maturity Date may elect to have interest accrue on all or part of the outstanding
principal balance of the Term Loan at a rate of interest equal to the Eurodollar Rate, plus the applicable Eurodollar Margin.
Each Eurodollar Advance shall be in a minimum amount of
$1,000,000.00 and integral multiples of $1,000,000.00 in excess thereof.  No more than two Eurodollar Advances shall be
outstanding at any one time.

				"Eurodollar Rate" shall mean, with respect to any Eurodollar
Advance and the related Interest Period, the per annum rate that is obtained by dividing:  (a) the actual or estimated arithmetic mean of the per annum rates of interest at which deposits in
U.S. dollars for the related Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Advance are being offered to U.S. banks by one or more prime banks in the
London interbank market, as determined by the Bank in its sole discretion based upon reference to information appearing in
Telerate, a service of Telerate Systems Incorporated, in the section captioned "British Bankers Assoc. Interest Settlement
Rates," or any comparable index selected by the Bank, the
obtaining of rate quotations, or any other reasonable procedure, at approximately 11:00 a.m. London, England, time, on the second
Eurodollar business day prior to the first day of the related
Interest Period; all as determined by the Bank, such interest rate to be rounded up to the nearest whole multiple of 1/16 of
1% per annum, by (b) a percentage equal to 100%, minus the
Eurodollar Reserve Percentage.  The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

				"Eurodollar Reserve Percentage" means, for any day, that
percentage which is in effect on such day, as prescribed by the
Federal Reserve Board for determining the maximum reserve
requirement (including, without limitation, any emergency,
supplemental, or other marginal reserve requirement) for a
member bank of the Federal Reserve System in respect of
"Certificate of Deposit Liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents), or with respect to any "Eurocurrency liabilities"
under Regulation D of the Board of Governors of the Federal
Reserve System, or any other regulations of any governmental authority having jurisdiction with respect thereto.

				"Eurodollar Advance" shall mean any amount borrowed as part
of the Term Loan that bears interest at a rate calculated with reference to the Eurodollar Rate.  "Eurodollar business day"
shall mean, with respect to any Eurodollar Advance or Daily
LIBOR Advance, a day which is both a day on which the Bank is open for business and a day on which transactions in U.S. dollar deposits are effected in the London interbank market.

				"Eurodollar Margin" shall mean 275 basis points.

				"Term Loan Maturity Date" shall mean, with respect to any
advances under the Term Loan, December 31, 1999.

	6.	A new Section 2.3, entitled "Daily LIBOR," is hereby added
to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.3.	Daily LIBOR.

				The Companies may from time to time prior to the Revolving
Loan Maturity Date elect to have interest accrue on all or part of the outstanding principal balance of the Revolving Loan at a rate of interest equal to the Daily LIBOR, plus the applicable
Daily LIBOR Margin.

				"Daily LIBOR" shall mean the Eurodollar Rate for Interest
Periods of 30 days, provided, however, subject to any maximum or minimum interest rate limitation specified herein or by
applicable law, Daily LIBOR shall change automatically without notice to the Borrower immediately on each Eurodollar business day with each change in Daily LIBOR or the Eurodollar Reserve
Percentage, as applicable, with any change thereto effective as of the opening of business on such Eurodollar business day.

				"Daily LIBOR Advance" shall mean any amount borrowed as part of the Revolving Loan that bears interest at a rate calculated with reference to the Daily LIBOR.

				"Daily LIBOR Margin" shall mean 250 basis points (2.50%).

				Subject to any maximum or minimum interest rate limitation
specified herein or by applicable law, the Daily LIBOR shall change automatically without notice to the Companies immediately on each Eurodollar business day with each change in the Daily
LIBOR or the Eurodollar Reserve Percentage, as applicable, with any change thereto effective as of the opening of business on such Eurodollar business day.

	7.	A new Section 2.4, entitled "Notice of Election," is hereby
added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.4.	Notice of Election.

		Subject to the provisions of this Agreement, the Companies may elect to request an advance of any type, continue an advance of one type as an advance of the then existing type or convert an advance of one type to an advance of another type, by giving notice thereof to the Bank in writing in the form of Exhibit F-1 for the Revolving Loan and Exhibit F-2 for the Term Loan attached to a certain Third Amendment to Fourth Amended and Restated Loan Agreement dated as of March 31, 1998 (the "Third
Amendment"), not later than 10:00 a.m., Columbus, Ohio time, three Eurodollar business days prior to the date any such continuation of or conversion to a Eurodollar Advance is to be effective, and not later than 10:00 a.m., Columbus, Ohio time on the date such continuation or conversion is to be effective in all other cases; provided, that an outstanding advance may only be converted on the last day of the then current Interest Period
(if applicable) with respect to such advance, and provided, further, that upon the continuation or conversion of an advance such notice shall also specify the Interest Period (if applicable) to be applicable thereto upon such continuation or conversion. If the Companies shall fail to timely deliver such a notice with respect to any outstanding advance, the Companies shall be deemed to have elected to convert such advance to a Prime Rate advance on the last day of the then current Interest
Period with respect to such advance.

	8.	A new Section 2.5, entitled "Interest Calculation and
Interest Payment Dates," is hereby added to the 1996 Loan
Agreement and shall recite in its entirety as follows:

		2.5.  	Interest Calculation and Interest Payment Dates.

		"Interest Period" shall mean:

		(a)	With respect to any Eurodollar Advance, an initial period
commencing, as the case may be, on the day such an Advance shall be made by the Bank, or on the day of conversion of any then outstanding advance to an advance of such type, and ending on the date one (1), three (3) or four (4) months thereafter, all as the Companies may elect pursuant to this Agreement; provided, that (a) any Interest Period with respect to a Eurodollar
Advance that shall commence on the last Eurodollar business day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar business day of the appropriate subsequent calendar month; and (b) each Interest
Period with respect to a Eurodollar Advance that would otherwise end on a day which is not a Eurodollar business day shall end on the next succeeding Eurodollar business day or, if such next succeeding Eurodollar business day falls in the next succeeding calendar month, on the next preceding Eurodollar business day.

				(b)	With respect to a Prime Rate Advance or Daily LIBOR
Advance, an initial period commencing, as the case may be, on the day such an advance shall be made by the Bank, or on the day of conversion of any then outstanding advance to an advance of such type, and ending on the last day of each month and on the day of conversion to an advance of a different type.

				Notwithstanding the provisions of (a) and (b) above, no
Interest Period shall be permitted which would end after the
Revolving Loan Maturity Date (with respect to an advance under the Revolving Loan) or the Term Loan Maturity Date (with respect to an advance under the Term Loan).  Interest shall be
calculated on a 360 day year basis and shall be based on the actual number of days which elapse during the interest
calculation period.

				"Revolving Loan Interest Payment Dates" shall mean:  the
last day of each Interest Period.

			"Term Loan Interest Payment Dates" shall mean:

				(a) the last day of each Interest Period in the case of a
LIBOR Advance; and

				(b) in the case of a Prime Rate Advance, the first day of
each calendar quarter and on the date of conversion from a Prime
Rate Advance to a LIBOR Advance.

	9.	A new Section 2.6, entitled "Additional Costs," is hereby
added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.6.  	Additional Costs.

				In the event that any applicable law, treaty, rule or
regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or
administration thereof, or compliance by the Bank with any
request or directive of any such authority (whether or not
having the force of law), shall (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Companies for advances under this Agreement (other than taxes imposed on the overall net income of the Bank by the jurisdiction, or by any political subdivision or taxing authority of any such
jurisdiction, in which the Bank has its principal office), or
(b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c)
shall impose any other condition, requirement or charge with respect to this Agreement or the Loan (including, without
limitation, any capital adequacy requirement, any requirement which affects the manner in which the Bank allocates capital resources to its commitments or any similar requirement), and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining the Loan or any advance
thereunder, to reduce the amount of any sum receivable by the
Bank thereon, or to reduce the rate of return on the Bank's
capital, then the Companies shall pay to the Bank, from time to time, upon request of the Bank, additional amounts sufficient to compensate the Bank for such increased cost, reduced sum
receivable or reduced rate of return to the extent the Bank is not compensated therefor in the computation of the interest
rates applicable to the Loan.  A detailed statement as to the amount of such increased cost, reduced sum receivable or reduced rate of return, prepared in good faith and submitted by the Bank to the Companies, shall be conclusive and binding for all
purposes relative to the Bank, absent manifest error in
computation.

	10.	A new Section 2.7, entitled "Limitation on Requests and
Elections," is hereby added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.7.	Limitation on Requests and Elections.

				Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for an advance or a
request for a continuation of an advance as an advance of the then existing type or conversion of an advance to an advance of another type (a) in the case of any Eurodollar Advance or Daily
LIBOR Advance, deposits in dollars for periods comparable to the
Interest Period elected by the Companies are not available to the Bank in the London interbank or secondary market, or (b) the
Eurodollar Rate or Daily LIBOR will not accurately cover the cost to the Bank of making or maintaining the related advance, or (c) by reason of national or international financial,
political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign)
now or hereafter in effect, or the interpretation or
administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority
(whether or not having the force of law), including without
limitation exchange controls, it is impracticable, unlawful or impossible for the Bank (i) to make the relevant Eurodollar
Advance or Daily LIBOR Advance or (ii) to continue such Advance as a Eurodollar Advance or a Daily LIBOR Advance or (iii) to
convert an advance to a Eurodollar Advance or a Daily LIBOR
Advance, then the Companies shall not be entitled, so long as such circumstances continue, to request a Eurodollar Advance or a Daily LIBOR Advance or a continuation of or conversion to such advance from the Bank.  In the event that such circumstances no longer exist, the Bank shall again consider requests for
Eurodollar Advances or Daily LIBOR Advances of the affected type and requests for continuations of and conversions to such
advances of the affected type.

	11.	A new Section 2.8, entitled "Illegality and Impossibility,"
is hereby added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.8.	Illegality and Impossibility.

				In the event that any applicable law, treaty, rule or
regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or
administration thereof, or compliance by the Bank with any
request or directive of such authority (whether or not having the force of law), including without limitation exchange
controls, shall make it unlawful or impossible for the Bank to maintain any Advance under this Agreement, the Companies shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of all Advances made by the
Bank together with all accrued interest thereon to the date of payment and all amounts due to the Bank under Section 2.9, (a)
on the last day of the then current Interest Period, if any, applicable to such Advance, if the Bank may lawfully continue to maintain such Advance to such day, or (b) immediately, if the
Bank may not continue to maintain such Advance to such day.
This Section 2.8 shall apply only as long as such illegality exists.  As an alternative to the repayment obligation provided in this Section 2.8, the Companies may, at their option, and at the time provided in this Section 2.8, convert any affected
Advance to a Prime Rate Advance.

	12.	A new Section 2.9, entitled "Compensation," is hereby added
to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.9.	Compensation.

				 Subject to Section 2.8 above, in addition to all amounts
required to be paid by the Companies pursuant to this Section 2, the Companies shall jointly and severally compensate the Bank, upon demand, for all losses, expenses and liabilities
(including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain the Eurodollar
Advances) which the Bank may sustain (a) if for any reason an advance, conversion into or continuation of such an Advance does not occur on the date specified therefor given by the Companies or in a telephonic request by them for borrowing or conversion or continuation, or a successive Interest Period does not
commence after notice therefore is given to the Bank, (b) if for any reason any Eurodollar Advance is prepaid on a date which is not the last day of the applicable Interest Period, (c) as a consequence of a required conversion of a Eurodollar Advance to a Prime Rate Advance as a result of any of the events indicated
in Section 2.6, 2.7 or 2.8, or (d) as a consequence of any
failure by the Companies to repay a Eurodollar Advance when
required by the terms hereof.  The Companies shall jointly and severally reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, determined in the Bank's
reasonable opinion, including without limitation any loss
incurred in obtaining, liquidating or employing deposits or
other sources of funding from third parties or funding sources.
A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by the Bank to the
Companies shall be conclusive and binding for all purposes
absent manifest error in computation.

	13.	A new Section 2.10, entitled "Survival of Obligations," is
hereby added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.10.	Survival of Obligations.

				The provisions of Sections 2.6 and 2.9 shall survive the
termination of this Agreement and the payment in full of all promissory notes outstanding pursuant hereto.

	14.	A new Section 2.11, entitled "Reduction of Applicable
Margins," is hereby added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		2.11.	Reduction of Applicable Margins.

				The Prime Margin, the Eurodollar Margin and the Daily LIBOR
Margin shall each be reduced by 25 basis points (0.25%)
effective on the first day of the month (no sooner than July 1,
1998) following the Bank's receipt and acceptance of a
certificate signed by the president or chief financial officer of the Borrower and delivered pursuant to Section 11 (b) of this
Agreement, certifying the compliance of the Companies with all of the terms of this Agreement for the period ending June 30,
1998, and setting forth the calculation of the financial
covenants contained in Section 10 of this Agreement; provided, however, that no such reduction shall be made if any set of
facts or circumstances exists that, by itself, upon the giving of notice, the lapse of time, or any one or more of the
foregoing, would constitute an Event of Default hereunder.

	15.	Section 4, "Prepayment," of the 1996 Loan Agreement is
hereby amended to recite in its entirety as follows:

		SECTION 4.  PREPAYMENT.

				Subject to the terms and conditions of this Agreement, the
Companies shall have the right to prepay at any time and from time to time before maturity any amount or amounts due to the
Bank pursuant to this Agreement or to any notes or agreements executed pursuant hereto or to seek cancellation of the Letters of Credit; provided, that if the Companies prepay the Revolving
Loan and the Term Loan in full prior to the Revolving Loan
Termination Date, the Companies shall jointly and severally pay to the Bank a prepayment fee equal to $200,000.00; provided, however, that no such prepayment fee shall be due if the
Revolving Loan and the Term Loan are prepaid in full solely as a result of the refinancing or restructuring of such obligations by the Bank.  If the Bank, in its sole and absolute discretion, determines not to renew or extend the maturity of the Revolving
Loan, then the Term Loan shall be due and payable at the
maturity of the Revolving Loan.

	16.	Section 6.1, "Revolving and Term Loan Fee," of the 1996
Loan Agreement is hereby amended to recite in its entirety as follows:

		6.1	Revolving and Term Loan Fee.

				The Companies shall jointly and severally pay to the Bank in respect of the Revolving Loan and the Term Loan a monthly
service and collateral management fee (the "Revolving and Term
Loan Fee") in the amount of $5,000.00, payable on the first day of each month during which any balance under the Revolving Loan or Term Loan is outstanding.

	17.	A new Section 6.6, entitled "Collateral Audits," is hereby
added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		6.6.	Collateral Audits.

				The Bank shall have the right, in its sole discretion, to
conduct audits of the Companies at least twice a year, and the
Companies will provide access to all of its books and records and such other information which the Bank deems necessary to evaluate the status of the Loans or of the collateral security therefor.

	18.	Section 7, "SECURITY FOR LOAN," of the 1996 Loan Agreement
is hereby amended to recite in its entirety as follows:

		SECTION 7.  SECURITY FOR LOAN.

				As security for the Loan, the Companies shall grant to the
Bank a first priority lien against all the Companies' accounts receivable, contract rights, general intangibles, documents, inventory, fixtures, equipment, instruments, licenses,
franchises, real estate, chattel paper, motor vehicles,
automobiles, trucks, vans and trailers, lease rentals, patents, trademarks, trade names, intellectual property, stock,
securities, all of the Companies' real and personal property, and the proceeds of all of the foregoing whether now owned or hereafter acquired or created by the Companies subject only to those liens and encumbrances set forth on Exhibit D to this
Agreement.  As additional security for the Loan, each of the
Companies shall collaterally assign to the Bank all promissory notes evidencing any Intercompany Loans described in Section
10.6 and all documents evidencing any collateral security
therefor.  At the request of the Bank, the Companies shall
authorize and cause to be executed any and all documents which the Bank shall reasonably require in order to effect the
foregoing.  The Companies shall execute and deliver to the Bank security agreements, mortgages, deeds of trust, assignments of rents and leases and Uniform Commercial Code financing
statements in form and content reasonably satisfactory to the
Bank.  In addition, the Companies shall provide the Bank with any title insurance policies, surveys, environmental surveys, appraisals and other documents or assurances reasonably required by the Bank in form and content satisfactory to the Banks.
Nothing contained in this Agreement or in any security
agreement, mortgage, deed of trust or other document executed in connection herewith shall affect or modify any security
interest, assignment, financing statement or mortgage previously granted to the Bank prior to the date hereof.  All such
interests and financing statements previously granted or
executed and delivered to the Banks shall remain in full force and effect.

	19.	Section 10.1, "Payment of Taxes and Claims," of the 1996
Loan Agreement is hereby amended to recite in its entirety as follows:

		10.1.	Payment of Taxes and Claims.

		The Companies will pay before they become delinquent:

		(a)	all taxes, assessments and governmental charges or levies
imposed upon it or its property; and

		(b)	all claims or demands of materialmen, mechanics, carriers,
warehousemen, landlords, bailee and other like persons which, if unpaid, might result in the creation of a lien or encumbrance upon its property,

		provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings and provided further that adequate book reserves have been established with respect thereto; provided further that the Companies' title to, and their right to use, their property is not materially adversely affected thereby, and provided further that no tax liens have attached to the Companies' accounts, contract rights, chattel paper, general intangibles, or inventory. In the case of any item of the foregoing description involving in excess of the amount which the Companies' independent public accountants shall fix as the threshold of materiality for purposes of their audit of the then current year, the appropriateness of the proceedings shall be supported by an opinion of the independent counsel responsible for such proceedings and the adequacy of such reserves shall be supported by the opinion of the independent accountants. In addition, the Companies, pursuant to the request of the Companies, shall not be required to pay those delinquent taxes identified to the Bank in that certain letter dated March 7, 1997, in the aggregate sum of $1,205,000.00, so long as no tax liens have attached to any of the Companies' accounts, contract rights, chattel paper, general intangibles, or inventory as a result of such identified delinquent taxes.

	20.	Section 10.6, "Loans and Advances by the Companies," of the
1996 Loan Agreement is hereby amended to recite in its entirety as follows:

		10.6	Loans and Advances by the Companies.

				The Companies will not make any loans or advances to any
inactive subsidiaries, including without limitation those
entities designated on Exhibit E to this Agreement as inactive subsidiaries (the "Inactive Subsidiaries"), or to any other
person, corporation or entity; provided, however, the Companies may make advances to owner-operators, trip lessors, and
commissioned agents in the ordinary course of business not to exceed the aggregate amount outstanding at any one time of
$6,000,000.  Notwithstanding the foregoing, (i) each of the
Companies shall be permitted to make loans and advances to
Intrenet, Inc., and (ii) Intrenet, Inc. and each of the
Companies which has a wholly owned Subsidiary which is also one of the Companies shall be permitted to make loans to its
Subsidiary in such amounts, from time to time, as it may deem necessary and appropriate; provided, however, that (a) any such intercompany loan pursuant to clause (ii) above (an
"Intercompany Loan") from one Company to its Subsidiary (an
"Intercompany Borrower") shall be evidenced by a promissory note executed by the Intercompany Borrower in form and content
satisfactory to the Bank and shall be secured by a perfected security interest, wholly subordinate to that of the Bank, in all personal property of the Intercompany Borrower, pursuant to security documents in form and content satisfactory to the Bank;
(b) all such intercompany notes and collateral security therefor shall be collaterally assigned to the Bank pursuant to documents and instruments satisfactory to the Bank; and (c) the aggregate principal sum of all Intercompany Loans owing from an
Intercompany Borrower shall not at any time exceed the amount of such Intercompany Borrower's accounts receivable.

	21.	Section 10.9, "Sale of Accounts; No Consignment," is hereby
amended to recite in its entirety as follows:

		10.9	Sale of Accounts; No Consignment.

				The Companies shall not sell, assign, or encumber, except to the Bank, any of their Accounts or notes receivable.  The
Companies shall not permit any of their Inventory to be sold or transferred on consignment or acquire or possess any of their
Inventory on consignment.

	22.	Section 10.13, "Ratio of Total Liabilities to Book Net
Worth," of the 1996 Loan Agreement is hereby amended to recite in its entirety as follows:

		10.13.	Ratio of Total Liabilities (including Letters of
Credit) to Book Net Worth.

				The Companies shall achieve a ratio of Total Liabilities to
Book Net Worth of not greater than 4.00 to 1.00 as of December
31, 1997, June 30, 1998, and as of each December 31 and June 30 thereafter.

	23.	Sections 10.23, "Capital Expenditures," and 10.24,
"Expenditures for Tractor and Trailer Fleet," are hereby deleted in their entirety.

	24.	A new Section 10.26, "Fixed Charge Coverage Ratio," is
hereby added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		10.26.	Fixed Charge Coverage Ratio.

				The Companies, on a consolidated basis, shall maintain at
all times specified below a ratio of (a) EBITDA plus Historical
Operating Lease Payments to (b) Fixed Charges plus Prospective
Operating Lease Payments (the "Fixed Charge Coverage Ratio") of
not less than (i) .85 to 1.00 for the period beginning March 31,
1998, through and including June 30, 1998, and (ii) 1.00 to 1.00 at all times thereafter.  If the Companies or their auditors make any adjustment in EBITDA, the Companies shall immediately
(i) provide notice of such adjustment to the Bank, (ii) reflect such adjustment in the calculation of the Fixed Charge Coverage
Ratio, and (iii) provide financial statements to the Bank
reflecting such adjustments for all periods to which the
adjustments relate.

				In determining the numerator of the Fixed Charge Coverage
Ratio, (i) EBITDA and Historical Operating Lease Payments shall each be determined as of the last day of each month for the
twelve month period ending on such date.  In determining the denominator of the Fixed Charge Coverage Ratio, (i) Consolidated
Taxes, (ii) Consolidated Interest Expense, and (iii) Net
Investment in Fixed Assets (and each component thereof) shall each be determined as of the last day of each month for the
twelve month period ending on such date; and (iv) Prospective
CMLTD, and (v) Prospective Operating Lease Payments shall each be determined by calculating the scheduled payments due and to become due during the twelve month period beginning on such
date.

				"Consolidated Net Income" means, for any period on a
consolidated basis for the Companies, the net income (or loss)
after taxes for such period taken as a single accounting period, determined in conformity with generally accepted accounting
principles.

				"Consolidated Interest Expense" means, for any period on a
consolidated basis for the Companies, total interest expense, whether paid or accrued or due and payable (without
duplication), including without limitation the interest
component of capital lease obligations for such period, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts, all as determined in conformity with generally accepted accounting principles.

				 "Capital Expenditures" means, for any period on a
consolidated basis for the Companies, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) that in accordance with GAAP are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts.

				 "EBITDA" means for any period, (i) the sum of the amounts
for such period of (A) Consolidated Net Income, (B) Consolidated
Interest Expense, (C) charges for federal, state, local and
foreign income taxes, and (D) depreciation, amortization expense and non- cash charges which were deducted in determining
Consolidated Net Income, minus (ii) the sum of the amounts for such period of (Y) other non-operating income not already
excluded from the determination of Consolidated Net Income, and
(Z) to the extent not deducted from Consolidated Interest
Expense, any net payments received during such period under
interest rate contracts and any interest income received in
respect of its cash investments.

	 			"Fixed Charges" means with respect to any period for the
Companies on a consolidated basis, the sum of all amounts paid or accrued or due and payable (without duplication), for (a)
federal, state, local and foreign income taxes ("Consolidated
Taxes") for such period, as determined in conformity with
generally accepted accounting principles, plus (b) Prospective
CMLTD, plus (c) Net Investment in Fixed Assets, plus (d)
Consolidated Interest Expense.

				"Historical Operating Lease Payments" means, for any period, all amounts paid or accrued or due and payable in respect of any lease of any property (whether real, personal or mixed) by any of the Companies as lessee for such period, other than in
respect of a lease which is a capital lease determined in
accordance with GAAP and reflected on the Companies' capital lease schedule to their balance sheet.

				"Net Cash Proceeds from Permitted Asset Dispositions" means
the proceeds received by any of the Companies in cash or cash equivalents from the sale or other disposition of equipment or fixed assets permitted by this Agreement, net of the amount of payments pursuant to term indebtedness, capital leases, or
operating leases required to obtain the consent of any secured creditor or lessor to such sale or disposition, and net of taxes and other expenses associated therewith.

				"Net Investment in Fixed Assets" means, for any period, the
difference of (i) Unfinanced Capex, minus (ii) the Net Cash
Proceeds from Permitted Asset Dispositions (which at no time shall be less than zero);

				"Prospective CMLTD" means, for any period, scheduled
principal payments on term obligations and capital leases for such period.

				"Prospective Operating Lease Payments" means, for any
period, scheduled payments to be made by the Companies in
respect of any lease of any property (whether real, personal or mixed) by the any of the Companies as lessee for such period, other than in respect of a lease which is a capital lease
determined in accordance with GAAP and reflected on the
Companies' capital lease schedule to their balance sheet.

				"Unfinanced Capex" means for any period the sum of Capital
Expenditures net of the amount of such Capital Expenditures
financed by (i) the principal portion of term or capital lease indebtedness, or (ii) purchase money indebtedness permitted by this Agreement or approved by the Bank in writing prior to the incurrence thereof.

	25.	Section 11, "Information as to the Companies," of the 1996
Loan Agreement is hereby amended to recite in its entirety as follows:

		SECTION 11.	  INFORMATION AS TO THE COMPANIES.

		The Companies shall deliver for themselves and for the Subsidiaries the following to the Bank:

		(a)	within 30 days after the end of each month, financial
statements, including a balance sheet, statements of income and surplus, a statement of cash flows, and consolidated and consolidating schedules, that fairly represent the Companies' financial condition as of the end of such period;

		(b)	within 30 days after the end of each month, statements, in
form satisfactory to the Bank, signed by a president or chief financial officer of the Borrower certifying the compliance of the Companies with the terms of this Agreement and the calculation of the financial covenants contained in Section 10 above;

		(c)	within 45 days after the end of each fiscal quarter, a
statement signed by the president or chief financial officer of the Borrower certifying that the Companies are in compliance with terms of this Agreement and that the financial statements contained in the Companies' most recent report filed with the Securities and Exchange Commission on Form 10-Q fairly represent the Companies' financial condition as of the end of such period;

		(d)	within 90 days of the end of each fiscal year,
unqualified, audited financial statements prepared on a consolidated basis in accordance with generally accepted accounting principles and certified by independent public accountants satisfactory to the Bank, containing a balance sheet, statements of income and surplus, statements of cash flows and reconciliation of capital accounts, along with (1) any management letters written by such accountants, and (2) a lender reliance letter from such accountants authorizing the Bank to rely on such accountants' certifications;

		(e)	within 90 days of the end of each fiscal year, financial
statements prepared on a consolidating basis in accordance with generally accepted accounting principles, containing a balance sheet, statements of income and surplus;

		(f)	within 90 days of the end of each fiscal year, a statement
or letter signed by the Companies' independent public accountants certifying that upon the basis of the procedures described in such statement or letter, nothing has come to their attention that would lead them to believe that the Companies are in violation of the terms of this Agreement;

		(g)	within 5 days after the end of each calendar month, and
more frequently if requested by the Bank, a current loan and collateral report, borrowing certificate, or other writings satisfactory to the Bank for the calculation of, or setting forth the calculation of, the Borrowing Base, which report or writings shall include without limitation new invoices issued, cash collected, credits issued;

		(h)	immediately upon the filing or release, as the case may
be, copies of any Securities and Exchange Commission disclosures, filings, documents or any press releases;

		(i)	within 5 days after the end of each month, a report,
setting forth the number and dollar total of accounts receivable of the Companies past due for not more than 30 days, the number and dollar total past due for not more than 60 days, and the number and dollar total past due for more than 60 days, which report shall be reconciled to the loan and collateral report and the corresponding balance sheet accounts;

		(j)	within 5 days after the end of each month, a report
including a detailed calculation and certification of the accounts receivable that are not Eligible Accounts or Eligible
Unbilled Accounts;

		(k)	within 5 days after the end of each month, a report,
setting forth the number and dollar total of accounts receivable of the Companies that have not yet been invoiced to the account debtor; and

		(l) 	within 5 days after the end of each month, a report,
setting forth the number, dollar amount and party of accounts payable remaining due and payable (i) less than 31 days from the date of the original invoice therefor, (ii) less than 61 days from the date of the original invoice therefor, (iii) less than 91 days from the date of the original invoice therefor, (iv) less than 121 days from the date of the original invoice therefor, (v) and more than 121 days from the date of the original invoice therefor, which report shall be reconciled to the loan and collateral report and the corresponding balance sheet accounts;

		(m)	within 5 days after the end of each month, an inventory
report of the Borrower, signed by a Financial Officer in form satisfactory to the Bank and including a detailed calculation and certification of the inventory that is not Eligible
Maintenance Inventory, which report shall be reconciled to the loan and collateral report and the corresponding balance sheet accounts;

		(n)  	no later than 45 days after the end of each fiscal year,
financial projections, on a monthly basis, for the Companies for their next fiscal year, including a projected income statement, balance sheet, and cash flow and comparative information for the comparative period of the preceding fiscal year;

		(o) at the request of the Bank, such other information as the Bank may from time to time reasonably require.

	26.	A new Section 14.9, "Accounting Treatment and Fiscal Year,"
is hereby added to the 1996 Loan Agreement and shall recite in its entirety as follows:

		14.9	Accounting Treatment and Fiscal Year.

				The Companies shall not change their fiscal year for
accounting or tax purposes from a period consisting of the
twelve month period ending on December 31 of each calendar year.
 None of the Companies shall make any material (as defined in
Generally Accepted Accounting Principles) change in accounting treatment and reporting practices or tax reporting treatment, except as required by Generally Accepted Accounting Principles or law and disclosed in writing to the Bank at the address set forth in the 1996 Loan Agreement.  Each of the Companies shall at all times keep accurate and complete records of any
collateral security for the Loan in accordance with Generally
Accepted Accounting Principles.

	27.	Conditions of Effectiveness.  This Amendment shall become
effective as of March 31, 1998, upon satisfaction of all of the following conditions precedent:

	(a)	The Bank shall have received two duly executed copies of
this Amendment and such other certificates, instruments, documents, agreements, and opinions of counsel as may be required by the Bank, each of which shall be in form and substance satisfactory to the Bank and its counsel; and

	(b)	The Bank shall have received a duly executed copy of each
of the loan documents referenced on a certain Closing Memorandum for the Third Amendment to Fourth Amended and Restated Loan
Agreement; and

	(c)	The representations contained in paragraph 28 below shall
be true and accurate.

	28.	Representations. Each of the Companies represents and
warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of each of the Companies in the 1996 Loan Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) each of the Companies has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the 1996 Loan Agreement and the Loan Documents; and
(c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default.

	29.	Amendment to 1996 Loan Agreement.  (a) Upon the
effectiveness of this Amendment, each reference in the 1996 Loan Agreement to "Fourth Amended and Restated Loan Agreement," "Loan and Security Agreement," "Loan Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the 1996 Loan Agreement, shall mean and be a reference to the 1996 Loan Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the 1996 Loan Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Bank may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the Bank's rights under or of any other term or provisions of the 1996 Loan Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Companies which would require the consent of the Bank, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. Each of the Companies ratifies and confirms each term, provision, condition and covenant set forth in the 1996 Loan Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

	30.	Authority.  Each of the Companies hereby represents and
warrants to the Bank that as to such Company (a) such Company has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of such Company has been duly authorized to execute and deliver the same and bind such Company with respect to the provisions provided for herein; (c) the execution and delivery hereof by such Company and the performance and observance by such Company of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of such Company or any law applicable to such Company or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against such Company; and (d) this Amendment constitutes a valid and legally binding obligation upon such Company in every respect.

	31.	Counterparts.  This Amendment may be executed in two or
more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

	32.	Governing Law.  This Amendment shall be governed by and
construed in accordance with the law of the State of Ohio.

		IN WITNESS WHEREOF, the Companies and the Bank have hereunto set their hands as of the date first set forth above.


		THE BORROWER:

		INTRENET, INC.
      By:  /s/Roger T. Burbage
      Its: Chief Financial Officer, Secretary and Treasurer


		THE SUBSIDIARIES:

		ADVANCED DISTRIBUTION SYSTEM, INC.
      By:  /s/Roger T. Burbage
      Its: Vice President and Assistant Secretary

		ECK MILLER TRANSPORTATION CORPORATION
      By:  /s/Roger T. Burbage
      Its: Vice President and Assistant Secretary

		INET LOGISTICS, INC.
      By:  /s/Roger T. Burbage
      Its: Vice President, Secretary and Treasurer

		MID-WESTERN TRANSPORT, INC.
      By:  /s/Roger T. Burbage
      Its: Vice President, Secretary and Treasurer

		ROADRUNNER ENTERPRISES, INC.
      By:  /s/Roger T. Burbage
      Its: Vice President and Assistant Secretary

		ROADRUNNER TRUCKING, INC.
      By:  /s/Roger T. Burbage
      Its: Vice President and Assistant Secretary

		ROADRUNNER DISTRIBUTION SERVICES, INC.
      By:  /s/Roger T. Burbage
      Its: Vice President and Assistant Secretary

		ROADRUNNER INTERNATIONAL SERVICES, INC.
      By:  /s/Roger T. Burbage
      Its: Vice President and Assistant Secretary


		THE BANK:

		THE HUNTINGTON NATIONAL BANK
      By:  /s/Bill Frazier
      Its: Vice President

COLUMBUS/0419132.02